Exhibit 99.1

Coupon Express Names Glenn Gardone Chief Executive Officer and Chairman of the Board of Directors

25 Year Plus Veteran Consumer Packaged Goods Sales and Marketing Executive to Lead Next Phase of Growth

NEW YORK, NY--(Marketwire – August 12, 2013) - Coupon Express, Inc. (OTCQB: CPXP) today announced that it has appointed Glenn Gardone as its Chief Executive Officer and Chairman of its Board of Directors.

Mr. Gardone is a consumer packaged goods sales and marketing executive with 25 plus years of experience working in all retail and wholesale channels throughout North America. Throughout Mr. Gardone’s career, he has led some of the largest sales and marketing teams in the CPG industry. This experience brought him customer relationships with the C-Suite level throughout North America. Prior to joining Coupon Express, Glenn has held roles as the Senior Vice President of Sales and Marketing at Home Care Industries, the Vice President of Sales and Marketing at Tribe Mediterranean Foods, the Executive Vice President of Sales and Marketing at Del Monte, and the Senior Director of Sales and Marketing as well as the Director of Customer Marketing at Kellogg.

When asked about his thoughts on Coupon Express, Mr. Gardone stated, “Coupon Express’ business model enables the retailer to enhance a consumer’s in-store shopping experience while also offering the manufacturer the opportunity to get their branding message directly to loyal users of their products. Coupon Express has the potential to build upon their current platform and grow long term sustainable results for our shareholders. I am proud and honored to lead this organization during its next growth phase.”

Alan Schor, interim Chief Financial Officer and member of the Board of Directors, added, “Coupon Express is pleased to have Glenn lead the organization. His management capabilities and wealth of experience in retail have prepared him well to drive our business agenda for 2013 and beyond.”

About Coupon Express, Inc.

Coupon Express, Inc. provides innovative interactive customer communications systems and applications that support targeted marketing programs with unique point-of-purchase (POP) services and information that serve shoppers and distributors while building loyalty and revenue for the Company's primary clients. Through its proprietary multifunction kiosks and services, we provide in-store customized couponing, in multiple languages, for immediate impact in regional, independent retailers in the grocery and convenience store industries, enabling retailers to quickly determine ideal price-points for new products and mitigate losses from hard-to-sell items. www.couponexpressinc.com

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the federal securities laws. In this context, forward-looking statements may address the Company's expected future business and financial performance and often contain words such as "anticipates," "believes," "estimates," "expects," "hopes," "intends," "plans," "seeks," "will," and other terms with similar meaning, including but not limited to, statements regarding the possibility of commitments for Coupon Express from other national brands, creation of state-of-the-art loyalty programs and the possibility of increased revenue. These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct. In connection with the "safe harbor" provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, important factors that, among others, could cause or result in actual results and experience to differ materially from the Company's anticipated results, projections, or other expectations are disclosed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements, risks, and uncertainties, and by reference to the underlying assumptions.